Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Lee Johnson, Jr.
January 5, 2005		919-687-7820
919-687-7821 Fax
Lee.Johnson@mfbonline.com

Chairman of M&F Bancorp, Inc. Board Resigns

Durham, NC — (January 5, 2005) M&F Bancorp, Inc., today announced that effective December 31, 2004, Benjamin S. Ruffin resigned from its Board of Directors, on which he held the position of chairman. Ruffin, whose decision was made for personal reasons, will continue in his role as Chairman of the Board of Mechanics and Farmers Bank (M&F Bank). “We are appreciative of the dedicated advocacy and stewardship Ben has demonstrated in his guidance of the Holding Company board. We’re pleased that his expertise still will be available to the Bank,” said Chief Executive Officer Lee Johnson, Jr.

M&F Bancorp, Inc., a one-bank holding company with assets of approximately $226.7 million as of September 30, 2004, is the parent company of Mechanics and Farmers Bank. The Company’s common stock is quoted in the over-the-counter market through the OTC Bulletin Board under the symbol “MFBP.” For additional information contact M&F Bancorp Corporate Headquarters, 2634 Durham-Chapel Hill Blvd., Durham, NC or visit http://www.mfbonline.com.

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